Exhibit 99.1

For more information, contact:
FalconStor Software, Inc.
Brad Wolfe
Chief Financial Officer
brad.wolfe@falconstor.com

FalconStor Software Announces Second Quarter 2020 Results, Including Strong New Customer Bookings and Net Income Growth

AUSTIN, TEXAS (August 5, 2020) - FalconStor Software, Inc. (OTCQB: FALC), a market leader in enterprise-class backup and archive data protection and software-defined storage, today announced financial results for its second quarter ended June 30, 2020.

Key Strategic Highlights:

Despite the global disruptions caused by the COVID-19 pandemic, we:

•	Delivered year-over-year increase of 11.5% in sales bookings, as a result of strong new customer sales results in our core markets of the Americas, EMEA, SE Asia, Korea, and Japan,

•
Recognized a 12.5% decrease in GAAP revenue, primarily as a result of a decline in recurring revenue retention rates in our non-core markets, including China, which offset our strong new customer gains,

•	Generated year-over-year increase of 134.7% in Net Income,

•
Secured our first StorSafeTM customer. StorSafeTM, our newest patent-pending long-term archive retention and reinstatement product, which leverages the power and simplicity of industry-standard container technology to enable persistent long-term archive storage. StorSafeTM dramatically improves archive data portability, accessibility, security, and integrity validation, especially as it relates to multi-cloud data storage leverage. We believe this will create game-changing capability that solves age old challenges in data usability and portability, resulting in a full spectrum of archive data storage options available to our enterprise customers to efficiently utilize essentially any storage environment, while confidently ensuring data security and efficient archive access.

•	Continued delivering product innovations and ensure seamless upgrades for existing and new customers.

“The global COVID-19 pandemic remains at the top of our minds, as our thoughts go out to everyone impacted by its spread. The safety of our employees has been a top FalconStor priority, as is ensuring we are delivering outstanding value to our customers”, said Todd Brooks, CEO FalconStor. “I am very proud of the FalconStor team and our global partners, as they remained focused during the quarter and allowed the company to deliver 11.5% year-over-year sales bookings growth, and 134.7% year-over-year Net Income growth. While uncertainties continue to exist as a result of COVID-19, we have seen our customers and prospects continue to invest in the business critical area of data production in which we sell our solutions.

We are especially encouraged by the strong level of new customers secured during the quarter in our core markets, which allowed us to generate a 251% year-over-year increase in total new customer sales bookings. These results helped to offset the year-over-year recurring revenue decline we continue to experience in our non-core markets, including China. Over the next several quarters, we expect our core market results to begin producing global revenue year-over-year increases as our non-core market revenue is strategically replaced.”

Additional Financial Highlights for the Second Quarter of 2020:

Despite our 11.5% year-over-year increase in sales bookings amid the unprecedented global outbreak of the novel COVID-19 pandemic, we closed the three months ended June 30, 2020 with $3.5 million in recognized revenue, compared to $4.0 million for the same period of the previous year. Revenue recognition on sales is driven by several factors. First, the volume of new product licenses and maintenance sales, both for expansion of our existing installed base and the acquisition of new customers. Second, customer retention, which sustains maintenance renewal revenue over long term sales arrangements. Our software solutions play a key role in efficiently managing and protecting critical data for businesses around the world, and we are confident that, as the global economy recovers, our sales momentum will continue to capture the momentum achieved through our recent sales success. As we move forward through the balance of the year, our energy will be concentrated on generating positive cash flow, capital preservation, strategic growth in our core markets and continued product innovation.

During the three months ended June 30, 2020 we recorded a Non-GAAP Operating Income of $0.7 million, compared with a Non-GAAP Operating Loss of $0.7 million for the same period of the previous year.
During the three months ended June 30, 2020, we recorded a Non-GAAP Net Income of $0.6 million, compared with a Non-GAAP Net Loss of $1.0 million for the same period of the previous year. Deferred revenue as of June 30, 2020 totaled $5.4 million, compared with $7.4 million as of December 31, 2019.

We ended the quarter with $1.5 million of cash and cash equivalents, compared to $1.5 million at December 31, 2019.

The Company's ability to continue as a going concern, depends on its ability to execute its business plan, maintain revenue and billings and control expenditures. Given the financing commitments the Company has in place, and the aggressive expense controls implemented during Q1, management believes the Company can meet all its obligations for the next 12 months.

In addition, we applied for the Payroll Protection Plan Loan (PPP) from the Small Business Administration and received $754 thousand dollars in May of 2020.

As always, there is no assurance that the Company will be successful in generating sufficient bookings, billings, revenue or continue to reduce operating costs. Failure to generate sufficient revenue, billings, control or further reduce expenditures could result in an inability of the Company to continue as a going concern. Subject to the foregoing, management believes that, based on projected cash flows, the Company will have sufficient capital and liquidity to fund its operations for at least one year from the date of issuance of the accompanying interim condensed financial statements.

	Three Months Ended,
(in millions except per share data)	June 30, 2020	March 31, 2020	June 30, 2019
Revenue	$3.5	$3.2	$4.0
Non-GAAP Expenses	$2.8	$3.3	$4.7
Non-GAAP Gross Margin	89%	83%	68%
Non-GAAP Operating Income (Loss)	$0.7	$(0.1)	$(0.7)

Non-GAAP results above exclude the effects of stock-based compensation, restructuring costs and the effects of our Series A redeemable convertible preferred stock. A reconciliation between GAAP and non-GAAP information is provided on page 6 of this release.

	Three Months Ended June 30,				Change Period to Period
(in millions except per share data)	2020		2019
Total revenue	$3.5	100%	$4.0	100%	$(0.5)	(12)%
Total cost of revenue	$0.4	11%	$1.3	32%	$(0.9)	(69)%
Total operating expenses	$2.6	73%	$3.7	92%	$(1.1)	(30)%
GAAP operating income (loss)	$0.6	16%	$(1.0)	(24)%	$1.5	(158)%
GAAP net income (loss)	$—	—%	$(1.6)	(39)%	$1.5	(99)%
GAAP diluted EPS	$—		$(0.27)		$0.27

Webcast and Presentation:
WHO: Todd Brooks, Chief Executive Officer, FalconStor Brad Wolfe, Chief Financial Officer, FalconStor
WHEN: Wednesday, August 5, 2020 3:30 PM CDT

To register for our earnings call, please click the following link:
FALCONSTOR SECOND QUARTER 2020 FINANCIAL TELECONFERENCE AND PRESENTATION

As an alternative, you can copy and paste the following link into your web browser to register:
https://register.gotowebinar.com/register/5488247882652551179

To dial into our earnings call by phone, please use the following dial-in number and access code.
United States: 1-562-247-8421
Access Code: 635-568-493

Non-GAAP Financial Measures:

The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) restructuring costs, (ii) effects of our Series A redeemable convertible preferred stock, and (iii) non-cash stock-based compensation charges and any potential tax effects. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor Software:

FalconStor Software, Inc (OTCQB: FALC) is a technology company whose mission is to deliver technical innovation that creates investment protection, flexibility, and leverage of modern cloud-based technologies for our enterprise customers. We provide software and cloud services that enable our enterprise customers to better manage, protect, secure, and make use of their valuable data. Our customers achieve lower costs, simpler operations, greater data security, higher confidence in their business continuity, and greater ability to effectively use their data assets to drive innovation.

Founded in 2000, FalconStor is headquartered in Austin, Texas and has additional offices in New York, Europe and Asia. Our solutions are available and supported by a vast network of system integrators and resellers. For more information, please visit www.falconstor.com.
# # #
FalconStor and FalconStor Software are trademarks or registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.
Links to websites or pages controlled by parties other than FalconStor are provided for the reader's convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate. Use of information obtained by following these links is at the reader's own risk.
CONTACT INFORMATION
For more information, contact:
Brad Wolfe
Chief Financial Officer FalconStor Software Inc.
investorrelations@falconstor.com

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2020	December 31, 2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,514,351	$1,475,166
Accounts receivable, net	1,856,839	3,406,550
Prepaid expenses and other current assets	1,892,842	2,252,372
Contract assets, net	423,556	749,515
Inventory	14,571	30,014
Total current assets	5,702,159	7,913,617
Property and equipment, net	278,345	369,273
Operating lease right-of-use assets	1,155,028	1,842,254
Deferred tax assets, net	258,985	258,841
Software development costs, net	22,577	27,012
Other assets, net	923,275	829,335
Goodwill	4,150,339	4,150,339
Other intangible assets, net	91,463	57,718
Contract assets	254,397	327,757
Total assets	$12,836,568	$15,776,146
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$696,459	$1,302,290
Accrued expenses	2,309,524	2,533,824
Operating lease liabilities	1,438,448	1,655,522
Short-term loan, net of debt issuance costs and discounts	1,812,210	947,501
Deferred revenue, net	2,926,017	5,270,190
Total current liabilities	9,182,658	11,709,327
Other long-term liabilities	688,441	745,254
Notes payable, net	3,113,267	2,906,133
Operating lease liabilities	31,507	624,859
Deferred tax liabilities, net	432,301	432,520
Deferred revenue, net	2,442,373	2,085,080
Total liabilities	15,890,547	18,503,173
Commitments and contingencies
Series A redeemable convertible preferred stock	12,041,865	11,304,279
Total stockholders' deficit	(15,095,844)	(14,031,306)
Total liabilities and stockholders' deficit	$12,836,568	$15,776,146

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue:
Product revenue	$1,632,055	$1,470,430	$2,681,018	$3,216,214
Support and services revenue	1,867,557	2,528,959	3,998,781	5,276,153
Total revenue	3,499,612	3,999,389	6,679,799	8,492,367
Cost of revenue:
Product	61,830	755,796	201,290	835,470
Support and service	334,396	537,105	742,316	1,107,590
Total cost of revenue	396,226	1,292,901	943,606	1,943,060
Gross profit	$3,103,386	$2,706,488	$5,736,193	$6,549,307
Operating expenses:
Research and development costs	534,000	764,276	1,208,924	1,720,847
Selling and marketing	1,019,940	1,296,909	2,001,131	2,369,347
General and administrative	845,581	1,397,886	1,938,750	2,826,085
Restructuring costs	153,685	202,679	441,145	360,372
Total operating expenses	2,553,206	3,661,750	5,589,950	7,276,651
Operating income (loss)	550,180	(955,262)	146,243	(727,344)
Interest and other expense	(180,249)	(80,217)	(426,088)	(345,456)
Income (loss) before income taxes	369,931	(1,035,479)	(279,845)	(1,072,800)
Income tax expense (benefit)	(36,627)	136,244	33,437	223,830
Net income (loss)	$406,558	$(1,171,723)	$(313,282)	$(1,296,630)
Less: Accrual of Series A redeemable convertible preferred stock dividends	260,595	256,553	546,355	503,580
Less: Accretion to redemption value of Series A redeemable convertible preferred stock	165,141	134,223	191,231	263,462
Net income (loss) attributable to common stockholders	$(19,178)	$(1,562,499)	$(1,050,868)	$(2,063,672)
Basic net income (loss) per share attributable to common stockholders	$—	$(0.27)	$(0.18)	$(0.35)
Diluted net income (loss) per share attributable to common stockholders	$—	$(0.27)	$(0.18)	$(0.35)
Weighted average basic shares outstanding	5,919,837	5,879,225	5,919,740	5,875,907
Weighted average diluted shares outstanding	5,919,837	5,879,225	5,919,740	5,875,907

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP income (loss) from operations	$550,180	$(955,262)	$146,243	$(727,344)
Non-cash stock option expense (1)	3,060	16,231	$7,570	$25,482
Restructuring costs (3)	153,685	202,679	441,145	360,372
Non-GAAP income (loss) from operations	$706,925	$(736,352)	$594,958	$(341,490)

GAAP net income (loss) attributable to common stockholders	$(19,178)	$(1,562,499)	$(1,050,868)	$(2,063,672)
Non-cash stock option expense, net of income taxes (2)	3,060	16,231	7,570	25,482
Restructuring costs (3)	153,685	202,679	441,145	360,372
Effects of Series A redeemable convertible preferred stock (4)	425,736	390,776	737,586	767,042
Non-GAAP net income (loss) attributable to common stockholders	$563,303	$(952,813)	$135,433	$(910,776)

GAAP gross margin	89%	68%	86%	77%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin	89%	68%	86%	77%

GAAP gross margin - Product	96%	49%	92%	74%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Product	96%	49%	92%	74%

GAAP gross margin - Support and Service	82%	79%	81%	79%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Support and Service	82%	79%	81%	79%

GAAP operating margin	16%	(24%)	2%	(9%)
Non-cash stock option expense (1)	0%	—%	—%	—%
Restructuring costs (3)	4%	5%	7%	4%
Non-GAAP operating margin	20%	(19%)	9%	(5%)

GAAP Basic EPS	$0.00	$(0.27)	$(0.18)	$(0.35)
Non-cash stock option expense, net of income taxes (2)	0.00	0.00	0.00	0.00
Restructuring costs (3)	0.03	0.04	0.07	0.06
Effects of Series A redeemable convertible preferred stock (4)	0.07	0.07	0.13	0.13
Non-GAAP Basic EPS	$0.10	$(0.16)	$0.02	$(0.16)

GAAP Diluted EPS	$0.00	$(0.27)	$(0.18)	$(0.35)
Non-cash stock option expense, net of income taxes (2)	0.00	0.00	0.00	0.00
Restructuring costs (3)	0.03	0.04	0.07	0.06
Effects of Series A redeemable convertible preferred stock (4)	0.07	0.07	0.13	0.13
Effects of increase in Non-GAAP diluted shares outstanding (5)	(0.02)	0.00	0.00	0.00
Non-GAAP Diluted EPS	$0.08	$(0.16)	$0.02	$(0.16)

Weighted average basic shares outstanding (GAAP and Non-GAAP)	5,919,837	5,879,225	5,919,740	5,875,907
Weighted average diluted shares outstanding (GAAP)	5,919,837	5,879,225	5,919,740	5,875,907
Weighted average diluted shares outstanding (Non-GAAP)	7,109,893	5,879,225	7,099,033	5,875,907

Footnotes:

(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Cost of revenue - Support and Service	$103	$449	206	2,042
Research and development costs	428	861	856	5,606
Selling and marketing	184	1,248	368	3,658
General and administrative	2,345	13,673	6,140	14,176
Total non-cash stock based compensation expense	$3,060	$16,231	$7,570	$25,482

(2)
Represents the effects of non-cash stock-based compensation expense recognized, net of related income tax effects. For the three and six months ended June 30, 2020 and 2019, the tax expense for both GAAP and Non-GAAP basis approximate the same amount.

(3)	Represents restructuring costs which were incurred during each respective period presented.

(4)
Represents the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock, accrual of Series A redeemable convertible preferred stock dividends and deemed dividend on Series A redeemable convertible preferred stock.

(5)	Represents the impact of an increase in diluted shares outstanding resulting from Non-GAAP adjustments to a GAAP net loss in the six months ended June 30, 2019.